SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                          [Amendment No. ___________]

     Filed by the Registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                SOUTHDOWN, INC.
                (Name of Registrant as Specified in Its Charter)


    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ____________________________________________________________________

     (2) Aggregate number of securities to which transactions applies:

         ____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

         ____________________________________________________________________

     (5) Total fee paid:

         ____________________________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         ____________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

         ____________________________________________________________________

     (3) Filing party:

         ____________________________________________________________________

     (4) Date filed:

         ____________________________________________________________________

                                 SOUTHDOWN, INC.
                                1200 SMITH STREET
                                   SUITE 2400
                              HOUSTON, TEXAS 77002


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD THURSDAY, MAY 16, 1996

To the Shareholders of Southdown, Inc.:

     An Annual Meeting of Shareholders of Southdown, Inc. (the "Company") will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas at 8:15 A.M., Houston time, on Thursday, May 16, 1996 for the following purposes:

          1. To elect three directors as members of Class II of the Board of Directors, to serve until the 1999 annual meeting of shareholders and until their successors are duly elected and have qualified.

          2. To consider and act upon a proposal to ratify and approve the Board of Directors' amendment of the 1991 Nonqualified Stock Option Plan for Non-Employee Directors of the Company.

          3. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1996.

          4.To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 26, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.



                                              By Order of the Board of Directors





                                                        Wendell E. Phillips, II
                                                        SECRETARY

Houston, Texas
April 10, 1996

                             YOUR VOTE IS IMPORTANT

   TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.


                                 SOUTHDOWN, INC.
                                1200 SMITH STREET
                                   SUITE 2400
                              HOUSTON, TEXAS 77002
                                 (713) 650-6200
                              ---------------------
                                                                  April 10, 1996

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 1996
                              ---------------------


                                  INTRODUCTION
     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Southdown, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 16, 1996, and at any adjournment thereof (the "Annual Meeting"). The Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about April 10, 1996.

PROXIES

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted
(I) for the election to the Board of Directors of the nominees named herein,
(II) for the ratification and approval of the Board of Directors' amendment of the 1991 Nonqualified Stock Option Plan for Non-Employee Directors (the "1991 Plan"), and (III) for the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the books and accounts of the Company for the year ending December 31, 1996. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

VOTING SECURITIES

     Shareholders of record at the close of business on March 26, 1996 are entitled to notice of and to vote at the Annual Meeting. As of March 26, 1996, the issued and outstanding voting securities of the Company consisted of (I) 17,299,889 shares of common stock, par value $1.25 per share (the "Common Stock"), (II) 1,994,000 shares of Preferred Stock, $.70 Cumulative Convertible Series A (the "Series A Preferred Stock"), (III) 914,360 shares of Preferred Stock, $3.75 Convertible Exchangeable Series B (the "Series B Preferred Stock"), and (IV) 1,725,000 shares of Preferred Stock, $2.875 Cumulative Convertible Series D (the "Series D Preferred Stock"). The Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock vote together as one class on all matters that may properly come before the Annual Meeting and each such share is entitled to one vote on all such matters. The Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock are referred to collectively herein as the "Capital Stock."

QUORUM AND OTHER MATTERS

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Capital Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

     Shares of Capital Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. All other matters scheduled to come before the Annual Meeting require the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy. Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of any of the proposals. Abstentions may be specified on all proposals and will be counted as present for purposes of determining a quorum regarding the item on which the abstention is voted. Under applicable Louisiana law, a broker non-vote will not count as a vote for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

     The Board of Directors, any committee of the Board designated by it for that purpose, or the chairman of any meeting of shareholders may prescribe such rules, regulations and procedures for the conduct of any meeting of shareholders, including the Annual Meeting, as they deem appropriate or convenient.

     Under the laws of the State of Louisiana, dissenters rights are not available to shareholders of the Company with respect to any matter scheduled to be brought before the Annual Meeting.



                              ELECTION OF DIRECTORS

     The Restated Articles of Incorporation, as amended, of the Company classify the Board of Directors into three classes (Class I, Class II and Class III) having staggered terms of three years each. The present term of office of the directors in Class II will expire at the Annual Meeting, and the nominees listed below, if elected as Class II directors, will serve for a three-year term expiring at the annual meeting of shareholders in 1999 and until their successors are duly elected and have qualified. Mr. Michael A. Nicolais, a Class II director since 1988 and a member of the Finance and Audit and Employee Compensation and Benefits Committees, will retire from the Board of Directors after the Annual Meeting. Mr. G. Walter Loewenbaum II, a Class II director since 1975, resigned from the Board in July 1995. The present terms of office of Class I and Class III directors of the Company expire at the annual meeting of shareholders in 1998 and 1997, respectively. The election of directors requires the favorable vote of the holders of a plurality of the shares of Capital Stock present and voting, in person or by proxy, at the Annual Meeting.

NOMINEES FOR ELECTION

     The following table sets forth certain information with respect to each nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee.

                                                               SERVED AS
                                                                DIRECTOR
                                        PRINCIPAL             CONTINUOUSLY            COMMITTEE
         NAME AND AGE                 OCCUPATION(1)              SINCE               MEMBERSHIPS
         ------------                 -------------             -------              -----------
CLASS II (term expires 1999)

  Frank J. Ryan [64] . . . . .Chairman of the Board of            1993               Compensation & Benefits
                               the Company(2)                                        Nominating

 Whitson Sadler [55]..........President and Chief Executive
                               Officer of Solvay America, Inc.,
                               Houston, Texas(3)

  Ronald N. Tutor [56]........President and Chief Executive                          1992 Finance & Audit
                               Officer of Tutor-Saliba                               Nominating
                               Corporation, a construction
                               company, Sylmar, California

- ------------
(1) Unless indicated otherwise in the table, the individuals named in the table have held their positions for more than five years.

                                        2

(2) Since 1990, Mr. Ryan has been a private investor, and prior to that time was President and Chief Operating Officer of Air Products and Chemicals, Inc., a manufacturer of industrial gases and chemicals. Mr. Ryan was elected Chairman of the Board of the Company effective March 16, 1995.

(3) Solvay America, Inc. is a United States subsidiary of Solvay S.A., a major European chemical company headquartered in Brussels, Belgium.

     Unless authority to vote for the election of directors is withheld as to any or all nominees, all shares represented by proxies will be voted for the election of the nominees listed. If authority to vote for the election of directors is withheld as to any but not all of the nominees listed, all shares represented by such proxies will be voted for the election of the nominees as to whom authority is not withheld. If a nominee becomes unavailable for any reason before the election, the shares represented by proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unavailable. Any vacancy occurring between meetings may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which he was elected expires. Vacancies resulting from an increase in the number of directors may be filled by the Board of Directors. Any such director would serve for a term expiring at the next annual meeting of shareholders of the Company and would not be designated as a member of any class of directors unless elected by the shareholders at such annual meeting.

CONTINUING DIRECTORS

     The following table sets forth certain information about those directors whose terms of office continue after the Annual Meeting. The information as to age, principal occupation and directorships held has been furnished by each such director.

                                                              SERVED AS
                                                              DIRECTOR
         NAME AND AGE                   PRINCIPAL           CONTINUOUSLY          COMMITTEE
                                      OCCUPATION(1)             SINCE            MEMBERSHIPS
CLASS I (term expires 1998)
  Killian L. Huger, Jr. [67].. Vice President of Canal Barge     1977             Finance & Audit
                                 Company, Inc., a marine towing                    Conflict of Interest
                                 company, New Orleans,
                                 Louisiana(2)

  David J. Tippeconnic [56] .. President and Chief Executive     1996
                                 Officer of UNO-VEN Company
                                 Arlington Heights, Illinois(3)

  V. H. Van Horn III [57]..... Retired, Houston, Texas(4)        1988             Compensation & Benefits
                                                                                   Nominating
  Steven B. Wolitzer [43]..... Managing Director, Lehman         1993             Finance & Audit
                                 Brothers  Inc., an investment                     Nominating
                                 banking firm, New York,
                                 New York
CLASS III (term expires 1997)

  Clarence C. Comer [48]...... President and Chief Executive     1986
                                 Officer of the Company(5)

  W. J. Conway [74]........... Retired Vice Chairman of the      1982             Nominating
                                 Board of Directors of the                         Conflict of Interest
                                 Company(6)

  Robert J. Slater [58]....... President, Jackson Consulting,    1993             Finance & Audit
                                 Inc, a private consulting and                     Compensation & Benefits
                                 investment company specializing
                                 in advising basic industries,
                                 New Canaan, Connecticut(7)


                                        3

- ------------
(1) Unless indicated otherwise in this table or in the section of this Proxy Statement captioned "Executive Officers of the Company," the individuals named in the table have held their positions for more than five years.

(2) For more than five years prior to becoming Vice President of Canal Barge Company, Inc. in 1991, Mr. Huger was President of Central Marine Service, Inc., a marine service and towing company located in New Orleans, Louisiana.

(3) Mr. Tippeconnic was elected to the Board in March 1996 to fill a vacancy. Mr. Tippeconnic has been President and Chief Executive Officer of UNO-VEN Company since February 1995. UNO-VEN is a joint venture between UNOCAL and Petroleos de Venezuela S.A. that refines petroleum crude oil and produces and markets petroleum products. For more than five years prior to his retirement in 1994, Mr. Tippeconnic served in various executive positions with the Phillips Petroleum Company.

(4) For more than five years prior to his retirement in January 1996, Mr. Van Horn was President, Chief Executive Officer and a director of National Convenience Stores Incorporated, an operator of convenience stores. On December 9, 1991, National Convenience Stores Incorporated filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code, and on February 25, 1993 the Bankruptcy Court for the Southern District of Texas confirmed a Plan of Reorganization.

(5) Mr. Comer is also a director of Consolidated Graphics, Inc., a company engaged in commercial and financial printing.

(6) Mr. Conway served as Vice Chairman of the Board for more than five years prior to his retirement from that position in 1994.

(7) Mr. Slater is also a director of National Steel Corp., a manufacturer of flat rolled carbon steel products, and First Industrial Realty Trust, Inc., an owner and operator of industrial real estate.

INFORMATION CONCERNING OPERATION OF THE BOARD OF DIRECTORS

     In order to facilitate the various functions of the Board of Directors, the Board has created several standing committees, which include a Finance and Audit Committee, an Employee Compensation and Benefits Committee, a Nominating Committee and a Conflict of Interest Committee.

     The members of the Finance and Audit Committee are Mr. Nicolais, Chairman, Mr. Huger, Mr. Slater, Mr. Tutor and Mr. Wolitzer. The functions of the Company's Finance and Audit Committee are to review the Company's financial statements with the Company's independent auditors; to determine the effectiveness of the audit effort through regular periodic meetings with the Company's independent and internal auditors; to determine through discussion with the Company's independent and internal auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to inquire into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the Company's independent and internal auditors and officers of the Company; to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; and to review with the independent and internal auditors the plans and results of the auditing engagement as well as each professional service provided by the independent auditors.

     The members of the Employee Compensation and Benefits Committee are Mr. Van Horn, Chairman, Mr. Ryan, Mr. Slater and Mr. Nicolais. The functions of the Employee Compensation and Benefits Committee include reviewing the existing compensation arrangements with officers and employees, periodically reviewing the overall compensation program of the Company and recommending to the Board modifications of such program which, in the view of the development of the Company and its business, the Committee believes are appropriate, recommending to the full Board of Directors the compensation arrangements for senior management and

                                        4

directors, and recommending to the full Board of Directors the adoption of compensation plans in which officers and directors are eligible to participate and granting options or other benefits under such plans.

     The members of the Nominating Committee are Mr. Wolitzer, Chairman, Mr. Conway, Mr. Tutor, Mr. Ryan and Mr. Van Horn. The function of the Nominating Committee is to research, interview and recommend candidates to fill vacancies in the membership of the Board of Directors. In addition, the Nominating Committee will review shareholders' suggestions for nominees for director that are submitted to the Nominating Committee, at the address of the Company's principal executive offices, not less than 60 days in advance of the anniversary date of this Proxy Statement.

     The members of the Conflict of Interest Committee are Mr. Huger, Chairman, and Mr. Conway. The functions of the Conflict of Interest Committee are to approve or disapprove transactions, other than compensation matters, between the Company or one of its subsidiaries and any officer or director of the Company, and their respective affiliates and to consider violations by senior management of the Company's Statement of Policy Regarding Corporate Ethics and Conflicts of Interest.

     During the year ended December 31, 1995, the Board of Directors held eight meetings, the Finance and Audit Committee held eight meetings, the Employee Compensation and Benefits Committee held five meetings, the Nominating Committee held one meeting and the Conflict of Interest Committee held one meeting.

     During the year ended December 31, 1995, each Director, for the period he served on the Board, attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served, except for Mr. Tutor and Mr. Loewenbaum.



                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company and its subsidiaries during the year ended December 31, 1995 for each of the five most highly compensated executive officers of the Company ("Named Officers").

                            (TABLE ON FOLLOWING PAGE)

                                        5

                                                                                    LONG TERM
                                                       ANNUAL COMPENSATION         COMPENSATION
                                                ---------------------------------  ------------
                                   FISCAL                             OTHER ANNUAL     STOCK        ALL OTHER
     NAME & PRINCIPAL POSITION      YEAR        SALARY       BONUS    COMPENSATION(1) OPTIONS     COMPENSATION
     -------------------------     ------       ------       -----    -----------------------     ------------
     Clarence C. Comer              1995       $533,000    $170,000         -          38,000 $      -0-
       President & Chief            1994        520,000     125,000         -          37,000        -0-
       Executive Officer            1993        495,000         -0-         -             -0-        -0-

     J. Bruce Tompkins              1995        307,250     100,000         -          17,600      9,828  (2)
       Executive Vice President-    1994        301,000      50,000                    17,000      9,378  (2)
       Cement Group                 1993        287,000         -0-         -             -0-      4,305  (2)

     Eugene P. Martineau            1995        256,250      73,500         -          14,600     15,593  (3)
       Executive Vice President-    1994        250,000      50,000         -          15,000      7,841  (2)
       Concrete Products Group      1993        210,000         -0-         -             -0-      3,855  (2)

     James L. Persky                1995        256,250      73,500         -          14,600      9,548  (2)
       Executive Vice President-    1994        250,000      50,000         -          15,000      7,838  (2)
       Finance and Administration   1993        220,000         -0-         -             -0-      4,497  (2)

     Dennis M. Thies                1995        229,500      35,000         -          11,000      7,906  (2)
       Senior Vice President-       1994        226,000      22,000         -          11,000      4,620  (2)
       Corporate Development        1993        215,000         -0-         -             -0-      4,400  (2)

- ------------
(1) Although the officers receive certain perquisites such as a car allowance and Company provided life insurance, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(2) These amounts represent the Company's contribution to the Company's Retirement Savings Plan.

(3) At the time of his employment with the Company, Mr. Martineau was granted an interest free loan of $75,000 from the Company. Other compensation includes $6,420 of imputed interest income from this loan and $9,173 in Company contributions to the Company's Retirement Savings Plan.

EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Employee Compensation and Benefits Committee (the "Committee") includes only directors who are not employees of the Company. The Committee is responsible for recommending to the full Board of Directors the compensation arrangements for senior management and directors, recommending to the full Board of Directors the adoption of compensation plans in which senior management and directors are eligible to participate and granting options or other benefits under such plans.

     COMPENSATION POLICIES AND PROGRAMS. The Committee believes that the ultimate goal of the executive compensation program should be to align the interests of management with those of the shareholders in maximizing shareholder value over the long term. The Committee believes that the best way to do this is by tying the financial interests of the Company's executives closely to the interests of the Company's shareholders through a combination of annual cash incentives and stock options. The Committee believes that the Company's executive compensation program should: (I) motivate executives toward effective long-term management through stock programs which focus executives' attention on increasing shareholder value, as measured by stock price, (II) reward effective, efficient ongoing management of Company operations through annual incentives which are tied to Company and individual performance, and (III) provide the ability to attract and retain executives through salary levels which are competitive with other leading industrial companies.

     The Company's executive compensation program includes base salary, annual cash incentives, and stock options, each of which is tied to the Company's and executive's performance.

                                        6

          BASE SALARY: It is the policy of the Committee that salaries should reflect Company and individual performance in meeting the goal of maximizing shareholder value. Some Company performance measures that are considered by the Committee are profitability, positive stock price trends and effective cash flow and balance sheet management. Individual performance measures considered by the Committee vary depending on the executive's sphere of responsibility, but generally include revenue growth, expense control, improvement of products and services and asset management. No specific weighting is applied to any particular measure. The Committee reviews the performance of each senior executive officer, including the Chief Executive Officer ("CEO"), annually. Salary increases are granted to senior executive officers only in years during which both the Company's and individual performance justify an increase and are limited to ranges competitive with other industrial companies.

          INCENTIVE PLAN: The incentive compensation plan or bonus plan is based upon an objective formula. Specifically, a bonus pool is computed based upon the Company's (I) operating return on assets compared to a peer group comprised of industry competitors whose stocks are publicly traded and (II) pre-tax return on equity compared to national averages for mining, manufacturing and trade corporations as reported by the U.S. Department of Commerce. Bonus awards from this pool are made to reflect the individual performance of each executive. No bonuses under this plan will be awarded for any year in which the Company reports a loss.

          For 1996 and beyond, the Company will base annual incentive payments on a three-part formula consisting of (I) return on equity relative to an industry peer group, (II) annual profitability of the Company relative to an internal measure and (III) subjective review of individual performance.

          STOCK OPTIONS: The Committee believes that stock options are critical in motivating the long-term creation of shareholder value because stock options focus executive attention on stock price as the primary measure of performance. The Committee considers the grant of options to senior executive officers each year and bases the grants on Company and individual performances and competitive practices within the industry. The Committee has established several guidelines to cover the grant of options to senior executive officers. These guidelines provide that (a) all stock options will be granted at full market value on the date of grant so that executives realize gain only to the extent that the Company's stock price appreciates and (b) the quantity of options granted will be tied to industry practice and the compensation level of the executive. In addition, since the options vest over a period of years they enhance the ability of the Company to retain senior executive officers while encouraging such officers to take a long-term view in their decisions.

     COMPENSATION AGREEMENTS. The Company has entered into employment agreements with certain of its executives which specify the terms and conditions of their employment. Central to these agreements are post-takeover employment arrangements or guarantees. The Committee believes that these change in control agreements are an essential aspect of the terms of employment of senior executive officers and recognizes the importance to the Company of retaining its senior executive officers during and after the disruption typically provoked by a takeover offer (whether or not ultimately successful). See "Employment and Other Agreements" for a detailed discussion of the terms of these employment agreements.

     The Company has, in the past, granted supplemental pensions to certain employees. The grant of a supplemental pension is made only in special employment situations and is not limited to executive officers.

     COMPENSATION OF THE CEO. The CEO's salary, annual incentive payments and stock option grants are determined in part based upon the same Company and individual performance measures described above. Within this framework, the CEO's compensation is based upon the Committee's judgement concerning the CEO's individual contribution to the business, level of responsibility and career experience. Although none of these factors has a specific weight and no particular formulas or procedures are used, primary consideration is given to the CEO's individual contribution to the business. This type of evaluation along with a periodic review of the compensation levels of other CEO's and executive officers of other cement companies of similar size, are the main factors in determining the CEO's total compensation package.

     TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. In its 1994 tax year, the Company became subject to U.S. tax legislation adopted in 1993 that could limit the deductibility of certain compensation payments to its executive officers. The Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The Committee will continue to evaluate the impact


                                        7

of this legislation on its cash compensation programs and submit any appropriate proposals to the shareholders at future meetings.

     THE EMPLOYEE BENEFITS AND COMPENSATION COMMITTEE

            V. H. Van Horn III, Chairman
            Michael A. Nicolais
                Frank J. Ryan
                Robert J. Slater


STOCK PERFORMANCE GRAPH

     The following graph compares total return of the Company's Common Stock against the S&P 500 Index and a peer group index consisting of public companies in the cement industry.* The graph assumes that $100 was invested on December 31, 1987 in the Company's Common Stock, the S&P 500 Index and the peer group and that dividends thereon were reinvested quarterly.

                                                       (GRAPH ON FOLLOWING PAGE)
                                       8


                                SOUTHDOWN, INC.

                          1996 PERFORMANCE GRAPH DATA

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


            1987   1988    1989    1990    1991    1992    1993    1994    1995
            ----  ------  ------  ------  ------  ------  ------  ------  ------
Southdown    100  117.73  162.93   74.95   83.20   59.54  149.60   88.53  119.06
Pear Group   100  134.29  127.79   72.51   85.02   85.62  153.42  121.89  136.16
S & P 500    100  116.61  153.56  148.78  194.11  208.90  229.96  232.99  319.67


* The peer group includes Giant Group, Ltd., Giant Cement Holding, Inc., Holnam Inc., Lafarge Corporation, Lone Star Industries, Medusa Corporation and Centex Construction Products, Inc. Giant Group Ltd. sold its cement operation in October 1994 through a public offering of its subsidiary Giant Cement Holding, Inc. The graph includes information for Giant Group, Ltd. for years prior to 1995 and for Giant Cement Holding, Inc. for 1995. Information for Holnam Inc. is included only for years prior to 1994 when it ceased being a public company. Information for Centex Construction Products, Inc. is included beginning in 1994, its first year as a public company.

              COMPENSATION ARRANGEMENTS FOR AND TRANSACTIONS WITH
                       MEMBERS OF THE BOARD OF DIRECTORS

     Mr. Ryan receives a fee of $10,000 per month for his services as Chairman of the Board. Members of the Board of Directors of the Company, other than the Chairman of the Board and those directors who are employees of the Company or its subsidiaries, receive a fee of $1,500 per month for their services as directors. Members of the Finance and Audit, Employee Compensation and Benefits, Nominating and Conflict of Interest Committees of the Board of Directors, other than the Chairman of the Board and those members who are employees of the Company or its subsidiaries, receive an additional fee of $500 per month for their services on each such committee.

     The 1991 Nonqualified Stock Option Plan for Non-Employee Directors of Southdown, Inc. (the "1991 Plan") provides for the grant of stock options to non-employee directors of the Company. The 1991 Plan is administered by the Board of Directors and authorizes the grant of options to purchase up to 150,000 shares of Common Stock for issuance as nonqualified options. Each director of the Company who is not an employee of the Company or any of the Company's subsidiaries ("Eligible Director"), will be granted options to acquire 10,000 shares of Common Stock on the date of such director's first election to the Board. Additional options to acquire 5,000 shares of Common Stock shall thereafter be

                                        9

awarded to each Eligible Director on the date of the annual meeting of shareholders at which he or she is reelected to serve an additional three-year term as a Director of the Company.

     The Directors' Retirement Plan of the Company provides a retirement benefit to all directors who are not covered by a qualified retirement plan of the Company and who have served on the Board for a minimum of five years. In the event of a change in control of the Company, the retirement benefits vest immediately without regard to the five years of service requirement. The annual benefit payable at the later of age 65 or the date of retirement is equal to two-thirds of the total fees paid to the director during his last twelve months of service on the Board and is payable for a period equal to the period of his service on the Board. Should the director die before full payment of this retirement benefit, his surviving spouse will be entitled to fifty percent of the remaining obligation.

     Mr. Conway, who retired as an employee of the Company in 1990, is paid a supplemental pension per an agreement entered into at the time of his employment with the Company. The pension is payable during his lifetime at an annual rate equal to the amount which 60% of his highest five year's average base salary exceeds the aggregate benefits received under other pension plans of the Company, other employer pension plans and social security. Mr. Conway was paid $93,973 in 1995 under this supplemental pension agreement.

     Mr. Wolitzer is a managing director of Lehman Brothers Inc., which has provided from time to time investment banking services to the Company for which it has received customary fees and commissions.

     Mr. Tutor is President of Tutor-Saliba Corporation, which purchases ready-mixed concrete from the Company on terms and conditions comparable to those offered to other customers of the Company. According to Company records, Tutor-Saliba purchases totaled approximately $290,000 in 1995.

     Edgar J. Marston III resigned as a director and executive officer of the Company in April 1995. Pursuant to a Separation and Release Agreement between Mr. Marston and the Company, the Company paid Mr. Marston $349,000 (the equivalent of one year's salary), $298,340 for the buy out of Mr. Marston's supplemental pension agreement, $66,667 reimbursement for personal income taxes related to income upon the forgiveness of a $100,000 promissory note between Mr. Marston and the Company and other miscellaneous payments related to his resignation of $23,787. Mr. Marston was also paid $116,333 in salary during 1995.

EMPLOYMENT AND OTHER AGREEMENTS

     The Company has entered into employment agreements (the "Employment Agreements") with Messrs. Comer, Tompkins, Martineau, Persky and Thies. Under the Employment Agreements, the Company employs Mr. Comer as President and Chief Executive Officer at an annual salary of no less than $546,000, Mr. Tompkins as Executive Vice President--Cement Group at an annual salary of no less than $313,500, Mr. Martineau as Executive Vice President--Concrete Products Group at an annual salary of no less than $262,500, Mr. Persky as Executive Vice President--Finance and Administration at an annual salary of no less than $262,500 and Mr. Thies as Senior Vice President- Corporate Development at an annual salary of no less than $233,000. Under the terms of the employment agreements, the salaries of Messrs. Comer, Tompkins, Martineau, Persky and Thies may be increased by the Board of Directors of the Company (or the appropriate committee thereof) from time to time.

     Under the Employment Agreements, each executive is entitled to receive, in addition to his annual salary, bonuses pursuant to the Company's incentive plan for senior officers and certain fringe benefits, including the right to participate in group benefit plans of the Company. The Employment Agreements expire on February 28, 1997 but are automatically extended for one-year periods unless there is notice of termination from either the Company or the executive. In the event the executive's employment is terminated because of his death, disability, voluntary termination of employment prior to the occurrence of a "change in control event" (as defined at the end of this paragraph) or misappropriation of funds or properties of the Company (as determined by three-quarters of the Board of Directors), the executive shall receive only his annual salary on a pro rata basis to the date of termination. If, prior to a change in control event, the executive's employment is terminated pursuant to resolution of the Board of Directors that the executive is no longer discharging his duties in a manner consistent with the effective administration of the Company's affairs, the executive shall be entitled to a lump sum payment equal to his base annual salary. Upon the occurrence of a change in control event, all outstanding options previously granted by the Company to the executive under any stock option, stock appreciation or other employee plan will be accelerated and if the executive's employment terminates following such change in control event, the Company must pay the executive a lump sum termination payment equal to 2.99 times the sum of his base annual salary and the

                                       10

average annual bonus, if any, received during the two years preceding the change in control event. Payments made to such executives under all incentive agreements to which they are parties shall be limited, in the event of a change in control by the provisions of Sections 280G and 4999 of the Internal Revenue Code (the "Code"), only if the after-tax payments to each executive are greater as a result of such limitation. As used in the Employment Agreements, a "change in control event" is defined to be the acquisition by any person or entity of
(I) beneficial ownership of more than 40% of the Company's outstanding voting securities or (II) all or substantially all of the Company's assets.


PENSION PLAN

     Substantially all non-bargaining unit employees of the Company, including the Named Officers, are covered by a defined benefit pension plan (the "Southdown Plan") sponsored by the Company. The Southdown Plan is funded on an actuarial basis. The formula used to determine the retirement benefits to which an employee is entitled at age 65 under the Southdown Plan is dependent on, among other things, the employee's length of service, his average salary level for the five consecutive years during his participation in the plan yielding the highest average and his social security covered compensation. The remuneration used in the calculation of benefits under the Southdown Plan is a participant's base salary, excluding any bonuses or other compensation. The maximum amount any employee may receive under the Southdown Plan is subject to the limitations described in the provisions of Section 415(d) of the Code.

     The following table sets forth the annual retirement benefits to which a salaried employee having attained age 65 with ten, fifteen, twenty, twenty-five, thirty or thirty-five years of continuous service with the Company or one of its subsidiaries at the indicated five-year average salary levels would be entitled in 1994 under the Southdown Plan. The table takes into account the limitations under Code Section 415.

                                                         YEARS OF SERVICE AT AGE 65
     CONSECUTIVE FIVE YEAR              -----------------------------------------------------------------
     AVERAGE COMPENSATION               10         15          20         25           30          35
     --------------------             ------     ------      ------     ------       ------       ------
      $   50,000...............    $   6,495   $  9,743   $  12,990   $ 16,238    $  19,485    $  22,733

         100,000................      14,745     22,118      29,490     36,863       44,235       51,608

         150,000................      22,995     34,493      45,990     57,488       68,985       80,483

         200,000................      27,945     41,918      55,890     69,863       83,835       97,808

         250,000 and over.......      31,493     47,240      62,986     78,733       94,479      110,226

      Messrs. Comer, Tompkins, Martineau, Persky and Thies have been credited with eighteen, seven, six, ten and fifteen years of service, respectively, under the terms of the Southdown Plan described above and were paid base salaries of $546,000, $313,500, $262,500, $262,500 and $233,000 respectively, during the year ended December 31, 1995.

     Assuming continual employment at their current base salary until age 65, Messrs. Comer, Tompkins, Martineau, Persky and Thies will be entitled to an annual retirement benefit of approximately $120,0000, $96,300, $40,000, $91,900 and $105,100, respectively. In all cases, the computations of the Named Officers' retirement benefit were limited by the Code Section 415 limitations in effect at the beginning of 1995 and thus, were not based upon their current base salaries.

STOCK OPTIONS

     1987 PLAN AND 1989 PLAN. The Company's 1987 Stock Option Plan (the "1987 Plan") and 1989 Stock Option Plan (the "1989 Plan"), collectively referred to as the "Plans," provide for the grant of stock options to key employees of the Company and its affiliates. The Plans authorize the issuance of options to purchase a total of 4,000,000 shares of Common Stock (2,000,000 shares under the 1987 Plan and 2,000,000 shares under the 1989 Plan). The Plans are administered by the Employee Benefits and Compensation Committee (the "Committee"). Members of the Committee are not eligible to participate in the Plans or any other plan of the Company or its affiliates that the Committee administers at any time within one year prior to appointment or while serving on the Committee. The Committee is authorized to select key employees to whom stock options are granted under the Plans and to determine the number of shares, exercise price and terms of each option granted. Unoptioned shares available for grant as of December 31, 1995 under the Plans were 956,778.


                                       11

             OPTION/SAR GRANTS TO NAMED OFFICERS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE
                         NUMBER OF    % OF TOTAL                                 VALUE AT ASSUMED
                        SECURITIES     OPTIONS/                                  ANNUAL RATES OF STOCK
                        UNDERLYING       SARS                                    PRICE APPRECIATION
                         OPTIONS/     GRANTED TO    EXERCISE                     FOR OPTION TERM (3)
                           SARS      EMPLOYEES IN   PRICE PER EXPIRATION   -------------------------------
      NAME              GRANTED (1)   FISCAL YEAR   SHARE(2)     DATE        0%         5%           10%
      ----              -----------   -----------   -------- ------------  -------  -----------   --------
Clarence C. Comer..........38,000        22.65       $20.5       7/19/05     -0-      $489,909     $1,241,525
J. Bruce Tompkins..........17,600        10.49        20.5       7/19/05     -0-       226,905        575,022
Eugene P. Martineau........14,600         8.70        20.5       7/19/05     -0-       188,228        477,007
James L. Persky............14,600         8.70        20.5       7/19/05     -0-       188,228        477,007
Dennis M. Thies............11,000         6.56        20.5       7/19/05     -0-       141,816        359,389

- -----------

(1) All options were granted under the Company's 1989 Plan and become exercisable in annual increments of 25% beginning July 19, 1996.

(2) All options granted are exercisable at the market value (average of high and low stock prices for the Company's Common Stock as reported in the Wall Street Journal) of the Common Stock on the date of the grant.

(3) Potential realizable value was reported net of the option exercise price, but before taxes associated with the exercise. These amounts represent stated assumed rates of appreciation only. Actual values realized, if any, on stock option exercises are dependent on the future performance of the Common Stock and the officer's continued employment throughout the vesting period. Accordingly, the amounts reflected in this table may not necessarily be achieved.


                                 NAMED OFFICERS'
               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR END OPTION/SAR VALUES


                                     SHARES

                                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                          OPTIONS HELD AT FISCAL                 AT FISCAL
                                                                 YEAR END                         YEAR END*
                               ACQUIRED ON      VALUE   --------------------------    ---------------------------
           NAME                  EXERCISE     REALIZED  EXERCISABLE  UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
           ----                  --------     --------  -----------  -------------    -----------   -------------
     Clarence C. Comer              -             -        109,250        65,750      $     -0-     $    -0-
     J. Bruce Tompkins              -             -         14,250        30,350         47,500          -0-
     Eugene P. Martineau            -             -         70,750        33,850        208,250       45,500
     James L. Persky                -             -         11,750        25,850         38,000          -0-
     Dennis M. Thies                -             -         69,635        19,250        274,016          -0-

- ------------
* Based upon the closing price on the New York Stock Exchange of the Company's Common Stock on December 31, 1995.

                                       12

                      BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     The following table is furnished as of February 28, 1996, to indicate beneficial ownership of shares of the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock by each director, each nominee for director and each of the Named Officers, individually, and all executive officers and directors of the Company as a group. The information in the following table was provided by such persons.

                                                  AMOUNT
                                                   AND                                        PERCENT
                                                NATURE OF             TITLE OF                  OF
              NAME OF INDIVIDUAL                BENEFICIAL             CLASS OR              CLASS OR
                   OR GROUP                    OWNERSHIP(1)             SERIES                SERIES
                  ----------                  --------------           --------              -------
       Clarence C. Comer......................      133,134(2)          Common                   *
                                                      21,000            Series B               2.30
                                                                        Preferred

       W. J. Conway...........................       34,002(3)          Common                   *
       Killian L. Huger, Jr...................       51,614(4)          Common                   *
       Eugene P. Martineau....................       84,712(5)          Common                   *
       Michael A. Nicolais....................       23,750(6)          Common                   *
                                                     80,000(6)          Series A               4.01
                                                                          Preferred

                                                       6,000            Series B                 *
                                                                          Preferred

       James L. Persky........................       39,165(7)          Common                   *
       Frank J. Ryan..........................       22,500(8)          Common                   *
       Whitson Sadler. . . . . . . . . . . . . . . . .1,000(9) . . .            Common           *
       Robert J. Slater.......................       16,000(10)         Common                   *
       Dennis M. Thies . . . . . . . . . . . . . . . 85,670(11). .              Common           *
       David J. Tippeconnic . . . . . . . . . . . . . 2,500(12) .               Common           *
       J. Bruce Tompkins......................       23,361(13)         Common                   *
       Ronald N. Tutor........................      122,350(14)         Common                   *
       V. H. Van Horn III.....................       16,250(15)         Common                   *
       Steven B. Wolitzer.....................       11,250(16)         Common                   *


                                                    748,317(17)         Common                 4.20

                                                      80,000            Series A               4.01
                                                                         Preferred

                                                      27,000            Series B               2.95
                                                                         Preferred
       All executive officers and directors
          as a group (Twenty persons).........           900            Series D                 *
                                                                         Preferred

- ------------
  *   Less than 1%

 (1) Except as otherwise noted, each person listed in the table has sole voting and sole investment power with respect to the shares of Capital Stock listed in the table.

 (2) Includes 118,500 shares of Common Stock as to which Mr. Comer holds stock options that will be exercisable on April 30, 1996.

 (3) Includes 27,500 shares of Common Stock as to which Mr. Conway holds stock options that will be exercisable on April 30, 1996.


                                       13

 (4) Includes 26,456 shares of Common Stock owned by Mr. Huger's wife. Mr. Huger has informed the Company that reference to such shares should not be construed as an admission of his beneficial ownership thereof. Stock ownership also includes 16,250 shares of Common Stock as to which Mr. Huger holds stock options that will be exercisable on April 30, 1996.

 (5) Includes 82,500 shares of Common Stock as to which Mr. Martineau holds stock options that will be exercisable on April 30, 1996 and 2,212 shares held in the Company's Retirement Savings Plan.

 (6) Includes 80,000 shares of Series A Preferred Stock which are owned by various trusts of which Mr. Nicolais is co-trustee. Mr. Nicolais has informed the Company that reference to such shares of Series A Preferred Stock should not be construed as an admission of his beneficial ownership thereof. Also includes 13,750 shares of Common Stock as to which Mr. Nicolais holds stock options that will be exercisable on April 30, 1996.

 (7) Includes 15,500 shares of Common Stock as to which Mr. Persky holds stock options that will be exercisable on April 30, 1996 and 2,308 shares held in the Company's Retirement Savings Plan.

 (8) Includes 7,500 shares of Common Stock as to which Mr. Ryan holds stock options that will be exercisable on April 30, 1996.

 (9) Nominees elected for the first time as directors of the Company receive options to purchase 10,000 shares of Common Stock under the 1991 Plan described elsewhere in this Proxy Statement. Options granted under the 1991 Plan are subject to vesting over time.

(10) Includes 12,500 shares of Common Stock as to which Mr. Slater holds stock options that will be exercisable on April 30, 1996. Also includes 500 shares of Common Stock owned by a trust of which Mr. Slater is trustee. Mr. Slater has informed the Company that reference to such shares should not be construed as an admission of his beneficial ownership thereof.

(11) Includes 72,385 shares of Common Stock as to which Mr. Thies holds stock options that will be exercisable on April 30, 1996 and 1,870 shares held in the Company's Retirement Savings Plan.

(12) Includes 2,500 shares of Common Stock as to which Mr. Tippeconnic holds stock options that will be exercisable on April 30, 1996.

(13) Includes 18,500 shares of Common Stock as to which Mr. Tompkins holds stock options that will be exercisable on April 30, 1996 and 1,219 shares held in the Company's Retirement Savings Plan.

(14) Includes 108,600 shares owned by Tutor-Saliba Corporation of which Mr. Tutor is Chairman of the Board and a major shareholder. Also includes 13,750 shares of Common Stock as to which Mr. Tutor holds stock options that will be exercisable on April 30, 1996. Mr. Tutor has disclaimed beneficial ownership of these options.

(15) Includes 16,250 shares of Common Stock as to which Mr. Van Horn holds stock options that will be exercisable on April 30, 1996.

(16) Includes 11,250 shares of Common Stock as to which Mr. Wolitzer holds stock options that will be exercisable on April 30, 1996.

(17) Includes 502,794 shares of Common Stock subject to stock options held by the officers and directors that will be exercisable on April 30, 1996 and 11,394 shares held in the Company's Retirement Savings Plan.

                                       14

     The following table sets forth information with respect to each person who, as of the dates indicated in the footnotes below, was known by the Company to be the beneficial owner of more than 5% of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series D Preferred Stock, as "beneficial ownership" is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                                                                   AMOUNT AND          PERCENT
                                                                                    NATURE OF            OF
 TITLE OF CLASS                    NAME AND ADDRESS OF                             BENEFICIAL         CLASS OR
    OR SERIES                       BENEFICIAL OWNER                              OWNERSHIP(1)        SERIES(1)
    ---------                       ----------------                              ------------        ---------
Common Stock             NewSouth Capital Management, Inc.                      1,917,631(2)           11.09
                              755 Crossover Lane, Suite 233
                              Memphis, Tennessee  38117

Common Stock             FMR Corp.                                              1,987,100(3)           11.49
                              82 Devonshire Street
                              Boston, Massachusetts  02109


Common Stock             The Capital Group Companies, Inc.                        911,320(4)            5.27
                              333 South Hope Street
                              Los Angeles, California  90071

Common Stock             David L. Babson & Co., Inc.                            1,444,240(5)            8.35
                              One Memorial Drive
                              Cambridge, Massachusetts  02142

Series A                 A Group                                                  920,000(6)           46.14
  Preferred Stock        c/o The Clark Estates, Inc.
                              30 Wall Street
                              New York, New York 10005

Series A                 Pace & Co., for the Account of                             300,000            15.05
  Preferred Stock        the Hourly Employees' Retirement Plan of
                         Southdown, Inc.
                         c/o Mellon Bank, N.A.
                              P.O. Box 360796M
                              Pittsburgh, Pennsylvania  15251

Series A                 American Trust plc                                         200,000            10.03
  Preferred Stock        c/o Citibank N.A.
                              20 Exchange Place
                              Level A
                              New York, New York  10043

Series A                 Pace & Co., for the Account of                             149,000             7.47
  Preferred Stock        the Salaried Employees' Retirement Plan of
                         Southdown, Inc.
                         c/o Mellon Bank, N.A.
                              P.O. Box 360796M
                              Pittsburgh, Pennsylvania  15251

Series A                 Bridgerope & Co.                                           125,000             6.27
  Preferred Stock        c/o State Street Bank
                              P. O. Box 5756
                              Boston, Massachusetts  02206

(1) The information contained in this table with respect to beneficial ownership of Common Stock, Series B Preferred Stock and Series D Preferred Stock was obtained from filings made by the named beneficial owners with the Securities and Exchange Commission (the "SEC"). The information contained in this table with respect to beneficial ownership of Series A Preferred Stock is based upon information contained in filings made with the SEC or in the Preferred Stock Purchase Agreements between the Company and the purchasers of Series A Preferred Stock or ownership records maintained by the Company.

(2) NewSouth Capital Management, Inc., an investment adviser, has filed with the SEC a Schedule 13G and three amendments dated through February 13, 1996 reporting that NewSouth is the beneficial owner of these shares because it has sole power to dispose of and vote 1,828,631 of such shares and has sole power to dispose of and shared voting power with respect to 89,000 of such shares.


                                       15


(3) FMR Corp. and various affiliates have filed with the SEC a Schedule 13G and three amendments dated through February 14, 1996 reporting that FMR Corp. is the beneficial owner of these shares because it has sole power to vote 302,300 of such shares and sole power to dispose of all such shares.

(4) The Capital Group Companies, Inc. has filed with the SEC a Schedule 13G and one amendment dated February 9, 1996 reporting that it and certain of its operating subsidiaries exercised investment discretion over various institutional accounts which held these shares as of December 29, 1995. According to the Schedule 13G, Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 778,000 of such shares, and that Capital Research and Management Company, a registered investment adviser, and Capital International Limited, another operating subsidiary, had investment discretion with respect to 113,320 and 20,000 of such shares, respectively. The number of shares held includes 113,320 shares resulting from the assumed conversion of 75,000 shares of Series D Preferred Stock.

(5) David L. Babson & Co., Inc., an investment adviser, has filed with the SEC a Schedule 13G and one amendment dated February 12, 1996 reporting that Babson is beneficial owner of these shares because it has sole depositive power on all such shares, has sole voting power on 643,240 of such shares and shares voting power on 801,000 of such shares.

(6) The Clark Estates, Inc. has filed with the SEC a Schedule 13D dated July 4, 1987 and one amendment dated March 31, 1991 reporting beneficial ownership of 801,400 shares of Common Stock, consisting of 761,400 issued and outstanding shares of Common Stock and 460,000 shares of Common Stock issuable upon conversion of 920,000 shares of Series A Preferred Stock. The Schedule 13D reports that the shares are beneficially owned by various individual members of the Clark family or affiliated trusts, corporations and foundations. The Clark Estates, Inc. provides such beneficial owners with administrative services and shares voting and investment powers.



                  COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Capital Stock are required to report their initial ownership of the Company's Capital Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, Inc. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates. Mr. Huger reported on the annual Form 5 for 1995 a purchase of Common Stock in a prior year that had not been reported. All required filings in 1995 were satisfied on a timely basis. In making these disclosures, the Company has relied solely on written statements of its directors, executive officers and shareholders and copies of the reports that they have filed with the SEC.



                        EXECUTIVE OFFICERS OF THE COMPANY

     The following list sets forth the names, ages and offices of the present executive officers of the Company serving until the annual meeting of the Board of Directors to be held in 1996. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below.


Clarence C. Comer (48).........  President, Chief Executive Officer
                                 and Director
J. Bruce Tompkins (46).........  Executive Vice President--Cement
                                 Group
Eugene P. Martineau (56).......  Executive Vice President--Concrete
                                 Products Group
James L. Persky (47)...........  Executive Vice President--Finance and
                                 Administration
Dennis M. Thies (47)...........  Senior  Vice  President--Corporate Development

Patrick S. Bullard (34)........  Vice President and General Counsel

                                       16

Stephen R. Miley (48)..........  Vice President--Sales

Thomas E. Daman (39)...........  Treasurer

Allan B. Korsakov (53).........  Corporate Controller

Wendell E. Phillips, II (50)...  Secretary

     Mr. Comer was elected President and Chief Executive Officer effective February 4, 1987.

     Mr. Tompkins was elected Executive Vice President--Cement Group effective June 16, 1989.

     Mr. Martineau was elected Executive Vice President--Concrete Products Group effective April 16, 1992. From April 1990 to April 1992, Mr. Martineau was Division Vice President and General Manager of Florida Mining & Materials Concrete Corp., a division of the Company.

     Mr. Persky was elected Executive Vice President--Finance and Administration effective May 19, 1994. From July 16, 1989 to May 19, 1994, Mr. Persky was Senior Vice President--Finance of the Company.

     Mr. Thies was elected Senior Vice President--Corporate Development in May 1995. From April 1992 to May 1995, Mr. Thies was Senior Vice
President--Environmental Systems. From June 16, 1989 to April 1992, Mr. Thies was Senior Vice President--Corporate Development of the Company.

     Mr. Bullard was elected Vice President and General Counsel effective August 21, 1995. From May 1993 to that time Mr. Bullard was associated with the law firm of Bracewell & Patterson, L.L.P., Houston, Texas, and from September 1989 until May 1993 he was associated with the law firm of Weil, Gotshal & Manges.

     Mr. Miley was elected Vice President--Sales in September 1994. From May 1990 to September 1994. Mr. Miley was Vice President--Sales & Marketing of the Company.

     Mr. Daman was elected Treasurer in February 1996. For more than five years prior to that time he served as Assistant Treasurer of the Company.

     Mr. Korsakov was elected Corporate Controller in June 1986.

     Mr. Phillips was elected Secretary in January 1984.



                                PROPOSAL TO AMEND
                     THE 1991 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


DESCRIPTION OF THE PROPOSED AMENDMENT AND VOTE REQUIRED

     In February 1991, the Board of Directors adopted the 1991 Plan. The 1991 Plan was approved by the shareholders and became effective at the 1991 Annual Meeting. In March 1996, the Board of Directors voted to amend the 1991 Plan and directed that such amendment be submitted for approval by the shareholders at the 1996 Annual Meeting.

     The amendment to the 1991 Plan increased the number of authorized shares of Common Stock issuable upon exercise of nonqualified options by 250,000 shares to 400,000 shares. The 1991 Plan is a formula plan that calls for automatic grants of options to new directors and re-elected directors. An increase in the size of the Board of Directors from nine in 1991 to twelve in 1993 and the adoption of a mandatory retirement age for directors has depleted the number of authorized shares available for grant. The Company still believes that the 1991 Plan promotes the interests of the Company and its shareholders by attracting and retaining the services of experienced and knowledgeable non-employee directors. Without the approval of the additional authorized shares, the 1991 Plan will have to be terminated in 1996.

     The ratification and approval of this amendment to the 1991 Plan requires the affirmative vote of the holders of a majority of votes cast at the Annual Meeting.

                                       17

SUMMARY DESCRIPTION OF THE 1991 PLAN

     ADMINISTRATION. The 1991 Plan is administered by the Board of Directors. All decisions made by the Board pursuant to the provisions of the 1991 Plan shall be made by a majority of its members at a duly held regular or special meeting or by written consent in lieu of any such meeting.

     AUTHORIZED SHARES AND ADJUSTMENTS. The 1991 Plan, as amended, authorizes the grant of options to purchase up to 400,000 shares of Common Stock for issuance as nonqualified options within the meaning of the Internal Revenue Code of 1986 (the "Code"). Upon expiration of any option or its termination prior to exercise, the unissued shares subject to option will again be available for grant under the 1991 Plan. The number of shares authorized for issuance under the 1991 Plan and the number of shares and exercise prices of outstanding options are subject to adjustment in the event of stock splits, stock dividends, and similar changes in the Company's capitalization.

     ELIGIBILITY AND LIMITATIONS OF OPTIONS. Each director of the Company who is not an employee of the Company or any of the Company's subsidiaries (as defined in Section 425(f) of the Code) ("Eligible Director"), will be granted options to acquire 10,000 shares of Common Stock on the date of such director's first election to the Board. Additional options to acquire 5,000 shares of Common Stock shall thereafter be awarded to each Eligible Director on the date of the annual meeting of shareholders at which he or she is reelected to serve an additional three-year term as a Director of the Company. Except as expressly provided in the preceding two sentences, an Eligible Director shall not be granted any options to purchase Common Stock pursuant to the 1991 Plan or otherwise.

     The options granted to Eligible Directors are subject to the following limitations: (I) the exercise price shall not be lower than the fair market value of the Common Stock on the date of grant; (II) each option shall become exercisable with respect to 25% of the shares covered thereby on the date of grant; (III) each option shall become exercisable with respect to an additional 25% of the shares covered thereby on each anniversary of the date of grant; and
(IV) notwithstanding clauses (II) and (III) above, each option shall become fully exercisable upon the expiration of an Eligible Director's three-year term as a director of the Company. In the event of the death or disability of the optionee, all options outstanding in the name of the optionee become exercisable in full without regard to any vesting restrictions.

     Each option granted hereunder shall also become fully exercisable upon a Change in Control of the Company. "Change in Control" of the Company shall be conclusively deemed to have occurred if any of the following shall have taken place: (I) a change in control is reported by the Company under the Exchange Act, (II) any "person" becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the Company's then outstanding securities, or (III) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

     TERM OF OPTION. Each option granted shall provide that it shall terminate and be of no force or effect with respect to any shares not previously purchased by the Eligible Director upon the first to occur of the expiration of ten years from the date the grant of the option or the expiration of ninety days after the termination of the Eligible Director's service as a director of the Company for any reason other than death or disability. If, following a Change in Control of the Company, the Eligible Director's service as a director is terminated for any reason, each option may be exercised during the remainder of its full ten-year term to the extent unexercised.

     EXERCISE. The 1991 Plan requires that the purchase price of the shares for which an option is exercised be paid in full at the time of exercise. The payment may be in the form of cash or by delivery to the Company of Common Stock theretofore owned by the Eligible Director equal in value to the full amount of the option price. Options may be exercised solely by the optionee during his lifetime or after his death by the person or persons entitled thereto under his will or by the laws of descent and distribution.

                                       18

     AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate the 1991 Plan at any time, provided that no amendment may impair the rights of any optionee under the 1991 Plan without his or her consent and except that no amendment or alteration may be made which, without the approval of the shareholders, would increase the total number of shares reserved for issuance under the 1991 Plan, extend the duration of options, materially increase the benefits accruing to optionees under the 1991 Plan or materially modify the requirements as to eligibility under the 1991 Plan.

     The Board of Directors recommends a vote FOR the ratification and approval of the amendment of the 1991 Plan.


                      RATIFICATION OF INDEPENDENT AUDITORS

     The shareholders will be asked to ratify the appointment of Deloitte & Touche LLP as independent auditors of the books and accounts of the Company for the year ending December 31, 1996. Such ratification will require the favorable vote of the holders of a majority of the shares of Capital Stock present and voting, in person or by proxy, at the Annual Meeting.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the reappointment of Deloitte & Touche LLP as the Company's independent auditors for 1996.



                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 1997 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than December 11,1996.



                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Solicitations of proxies are being made by the Company through the mail, and may also be made in person or by telephone. Employees and directors of the Company may be utilized in connection with such solicitation. In addition, the Company has retained Georgeson & Company, Inc. to assist in soliciting proxies for a fee of $7,500 plus out-of-pocket expenses. The Company will also request brokers and nominees to forward soliciting materials to the beneficial owners of the Capital Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.



                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment on such matters.

                                       19

     Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.



                                              By Order of the Board of Directors



                                              Wendell E. Phillips, II
                                              SECRETARY

                                 SOUTHDOWN, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD THURSDAY, MAY 16, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Clarence C. Comer, Steven
B. Wolitzer and V.H. Van Horn III, and each of them, attorneys and agents, with full power of substitution to vote as proxy all the shares of Common Stock, Preferred Stock, $.70 Cumulative Convertible Series A, Preferred Stock, $3.75 Convertible Exchangeable Series B and Preferred Stock, $2.875 Cumulative Convertible Series D standing in the name of the undersigned at the Annual Meeting of Shareholders of Southdown, Inc. (the "Company") to be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas at 8:15 A.M., Houston time, on Thursday, May 16, 1996, and at any adjournment(s) thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting or any adjournment(s) thereof. Receipt of notice of the meeting and Proxy Statement dated April 10, 1996 is hereby acknowledged.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED "IN FAVOR" OF EACH NOMINEE FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.  ELECTION OF DIRECTORS
     [ ] FOR all nominees listed    [ ]   WITHHOLD AUTHORITY to vote
         (except as marked to             for all nominees listed
          the contrary)

   NOMINEES -- FRANK J. RYAN, WHITSON SADLER AND RONALD N. TUTOR.
 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
               WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

2. PROPOSAL TO RATIFY AND APPROVE THE BOARD OF DIRECTORS' AMENDMENT OF THE 1991 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.
     [ ] FOR                      [ ] AGAINST                        [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE BOOKS AND ACCOUNTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1996.
     [ ] FOR                      [ ] AGAINST                        [ ] ABSTAIN



                                ------------------------------------------------
                                Signature of Shareholder(s)*

                                * Please sign as name appears.
                                  Joint owners each should sign.
                                  When signing as attorney, trustee,
                                  administrator, executor, etc.,please
                                  indicate your full title as such.

  PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY. PLEASE DO NOT FOLD THIS PROXY